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                                                                   EXHIBIT 10.61


                              EMPLOYMENT AGREEMENT
                              --------------------


          This Employment Agreement ("Agreement"), effective as of February 23, 1998 ("Effective Date"), is entered into between Marshall Gobuty ("Executive") and Tarrant Apparel Group, a California corporation (the "Company"), with reference to the following facts:

          A. The Company desires to establish its right to the services of Executive, in the capacities described below, on the terms and conditions hereinafter set forth, and Executive is willing to accept such employment on such terms and conditions.

          NOW, THEREFORE, IN CONSIDERATION OF the mutual agreements hereinafter set forth, Executive and the Company agree as follows:

          1.   EMPLOYMENT WITH THE COMPANY.
               ---------------------------

               1.1  Duties.  The Company does hereby employ Executive as a  Vice
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President-Men's of the Company, and Executive does hereby accept and agree to such employment. Subject to the supervision and control of the Board of Directors, President and Chief Executive Officer of the Company, Executive shall have responsibility for the management of a new division of the Company which is established to conduct all business of the Company and its affiliates, wherever located, with J.C. Penney Company, Inc. and Goody's Family Clothing, their affiliates, successors and assigns (the "Division") and shall do and perform all services necessary or advisable to exercise such responsibility and to otherwise carry out his duties and responsibilities under this Agreement. Executive agrees to devote substantially all of his working time and efforts exclusively to the business of the Company. The foregoing shall not, however, limit the right of Executive to wind down the affairs of his businesses that have been sold to the Company and its affiliates and to continue to participate in Executive's businesses related to the licensed "Handcuffs" product line or NFL licenses (the "Permitted Businesses"); provided, that such participation does not materially and adversely affect Executive's ability to carry out his duties and responsibilities under this Agreement; and provided further, that from and after four (4) months after the Effective Date, Employee shall not be active in the Permitted Businesses.

               1.2  Place of Performance.  In connection with Executive's
                    --------------------
employment by the Company, Executive shall be based at the principal executive offices of the Company in Los Angeles County, California.

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          2.   TERM OF AGREEMENT.  The term ("Term") of this Agreement shall
               -----------------
commence on the Effective Date and shall continue for a period of one year. No longer than 30 days prior to the expiration of the initial Term, the parties shall attempt to negotiate in good faith (without obligation) an extension of the Term which would include, without limitation, the issuance of stock options to Executive, the payment of a target (i.e., for future periods) incentive bonus to Executive and other mutually agreeable benefits and perquisites.

          3.   COMPENSATION.
               ------------

               3.1  Base Salary.  The Company shall pay Executive an annual base
                    -----------
salary at the rate of $375,000 per year ("Base Salary"), payable in equal biweekly installments or at such other time or times as Executive and the Company shall agree. Except as otherwise provided herein, the Company's obligation to pay Executive's Base Salary under this Agreement shall cease as of the date of termination of Executive's employment.

               3.2  Fringe Benefits.  Executive shall be entitled to participate
                    ---------------
in any fringe and other benefit programs adopted from time to time by the Company for the benefit of its senior executive employees, including but not limited to, vacation, sick leave, reimbursement of business expenses, life insurance, dental, medical and similar plans.

          4.   TERMINATION OF EXECUTIVE'S EMPLOYMENT.
               -------------------------------------

               4.1  Death.  In the event Executive's employment hereunder is
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terminated by reason of Executive's death, the Company shall pay to Executive's estate any amounts accrued hereunder to the date of death.

               4.2  Disability.  If, as a result of Executive's incapacity due
                    ----------
to physical or mental illness ("Disability"), Executive shall have been absent from the full-time performance of his duties with the Company for a period of six (6) consecutive months and, within thirty (30) days after written notice is provided to him by the Company, he shall not have returned to the full-time performance of his duties, Executive's employment under this Agreement may be terminated by the Company for Disability. Upon such termination, the Company shall pay Executive any amounts accrued hereunder to the date of such termination reduced to the extent of payments Executive has received through disability insurance provided and paid for by the Company or payments received from governmental programs. During any period prior to such termination during which Executive is absent from the full-time performance of his duties with the Company due to Disability, the Company shall continue to pay

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Executive his Base Salary at the rate in effect at the commencement of such period of Disability.

          4.3       Termination for Cause.  The Company may terminate
                    ---------------------
Executive's employment under this Agreement for "Cause" at any time prior to expiration of the Term of this Agreement. For this purpose, "Cause" shall mean
(a) the willful and material breach of this Agreement by Executive which is not cured within 30 days of Executive's receipt of written notice from the Company describing in reasonable detail the nature of such breach, (b) fraud, misappropriation or embezzlement or other act of material misconduct against the Company, (c) conviction of or a plea of nolo contendere to a felony involving moral turpitude, (d) a charge or indictment of a felony involving moral turpitude, the defense of which renders Executive substantially unable to perform his services hereunder, or (e) habitual neglect to perform Executive's duties if Executive has failed to cure such neglect within 30 days following receipt of written notice from the Company describing in reasonable detail such neglect. Except as provided above, Executive's employment may be terminated for Cause by the Board of Directors immediately without advance written notice.
Upon its termination by the Board of Directors pursuant to this Section 4.3, this Agreement shall terminate without further obligation by the Company, except for payment of amounts of Base Salary accrued through the date of written notice.

          4.4       Termination by the Company Other Than for Death, Disability
                    -----------------------------------------------------------
or Cause.  If Executive's employment is terminated by the Company for any reason
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other than Executive's death, Disability or for Cause, the Company may terminate
Executive's employment upon notice so long as simultaneously with such notice Company shall pay Executive in a single lump sum payment an amount equal to the full amount of unpaid Base Salary for the remainder of the Term and Executive shall continue to be entitled to all insurance benefits which he then receives pursuant to Section 3.3 through the remainder of the Term. Except for the obligations provided for in this section, Executive shall be treated as an "at-will" employee, and Company has made no representation to Executive with respect to the duration of employment or renewal of this Agreement.

          4.5       Termination by Executive.  If Executive terminates his
                    ------------------------
employment with the Company, Executive shall give the Company 30 days' written notice of such termination. Upon such termination, this Agreement shall terminate without further obligation by the Company or Executive, except as otherwise provided herein and except for payment by the Company of amounts of Base Salary accrued through the date of termination.

          4.6       No Mitigation Required.  Executive shall not be required in
                    ----------------------
any way to mitigate the amount of any payment or benefit provided for in this
Section 4,

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including, but not limited to, by seeking other employment, nor shall the amount of any payment or benefit provided for in this Section 4 be reduced, except as otherwise provided herein, by any compensation earned by Executive as the result of employment with or services provided to another employer after the date of Executive's termination, or otherwise.

          5.   ASSIGNMENT OF INTELLECTUAL PROPERTY RIGHTS.
               ------------------------------------------

               5.1  Definition of "Inventions".  As used herein, the term
                    --------------------------
"Inventions" shall mean all inventions, discoveries, improvements, trade secrets, formulas, techniques, data, programs, systems, specifications, documentation, algorithms, flow charts, logic diagrams, source codes, processes and other information, including works-in-progress, whether or not subject to patent, trademark, copyright, trade secret, or mask work protection, and whether or not reduced to practice, which are made, created, authored, conceived or reduced to practice by Executive, either alone or jointly with others, during the period of employment with the Company which (A) relate to the actual or anticipated business, activities, research or investigations of the Company or
(B) result from or is suggested by work performed by Executive for the Company (whether or not made or conceived during normal working hours or on the premises of the Company), or (C) which result, to any extent, from use of the Company's premises or property; provided, that "Inventions" shall not include any of the foregoing related to the Permitted Businesses.

               5.2  Work for Hire.  Executive expressly acknowledges that all
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copyrightable aspects of the Inventions (as defined above) are to be considered
"works made for hire" within the meaning of the Copyright Act of 1976, as amended (the "Act"), and that the Company is to be the "author" within the meaning of such Act for all purposes. All such copyrightable works, as well as all copies of such works in whatever medium, fixed or embodied, shall be owned exclusively by the Company as of the date of creation, and Executive hereby expressly disclaims any and all interest in any of such copyrightable works and waives any right of droit morale or similar rights.
                    ----- ------

               5.3  Assignment.  Executive acknowledges and agrees that all
                    ----------
Inventions constitute trade secrets of the Company and shall be the sole property of the Company or any other entity designated by the Company. In the event that title to any or all of the Inventions, or any part or element thereof, may not, by operation of law, vest in the Company, or such Inventions may be found as a matter of law not to be "works made for hire" within the meaning of the Act, Executive hereby conveys and irrevocably assigns to the Company, without further consideration, all his right, title and interest, throughout the universe and in perpetuity, in all Inventions and all copies of them, in whatever medium, fixed or embodied, and in all written records, graphics, diagrams, notes or reports

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relating thereto in Executive's possession or under his control, including, with respect to any of the foregoing, all rights of copyright, patent, trademark, trade secret, mask work, and any and all other proprietary rights therein, the right to modify and create derivative works, the right to invoke the benefit of any priority under any international convention, and all rights to register and renew same.


          6. CONFIDENTIAL INFORMATION AND NON-COMPETITION.
             --------------------------------------------

             6.1    Confidentiality.  Executive acknowledges that in his
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employment hereunder he will occupy a position of trust and confidence.
Executive shall not, except as may be required to perform his duties hereunder or as required by applicable law, without limitation in time or until such information shall have become public other than by Executive's unauthorized disclosure, disclose to others or use, whether directly or indirectly, any Confidential Information regarding the Company. "Confidential Information" shall mean information about the Company, its subsidiaries and affiliates and their respective clients and customers that is not disclosed by the Company for financial reporting purposes and that was learned by Executive in the course of his employment by the Company, including (without limitation) any proprietary knowledge, trade secrets, data, formulae, information and client and customer lists and all papers, resumes and records (including computer records) of the documents containing such Confidential Information. The term Confidential Information does not include any information that was or becomes generally available to the public other than as a result of disclosure by Executive or that is information related to the Permitted Businesses. Executive acknowledges that such Confidential Information is specialized, unique in nature and of great value to the Company, and that such information gives the Company a competitive advantage. The Executive agrees to (i) deliver or return to the Company, at the Company's request at any time or upon termination or expiration of his employment or as soon thereafter as possible, (A) all documents, computer tapes and disks, records, lists, data, drawings, prints, notes and written information (and all copies thereof) furnished by the Company or prepared by the Executive during the term of his employment that relates to the Company and (B) all notebooks and other data relating to research or experiments or other work conducted by Executive in the scope of employment or any Inventions made, created, authored, conceived or reduced to practice by Executive, either alone or jointly with others, and (iii) make full disclosure relating to any Inventions.

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          6.2  Non-Competition.  During the Term of this Agreement,
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Executive shall not, directly or indirectly, without the prior written consent of the Company in each instance, provide consulting services or otherwise provide services to (whether as an employee or a consultant, with or without pay), own, manage, operate, join, control, participate in, or be connected with (as a stockholder, partner or otherwise), any business, individual, partner, firm, corporation, or other entity that is then a competitor of the Company (each such competitor a "Competitor of the Company"); provided, that the "beneficial ownership" by Executive, either individually or as a member of a "group," as such terms are used in Rule 13d of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of not more than one percent (1%) of the voting stock of any publicly held corporation shall not alone constitute a violation of this Agreement and Executive shall not be prohibited hereunder from winding down the affairs of his businesses that have been sold to the Company and its affiliates or participating in the Permitted Businesses in accordance with Section 1.1 above. It is further expressly agreed that the Company will or would suffer irreparable injury if Executive were to compete with the Company or any subsidiary or affiliate of the Company in violation of this Agreement and that the Company would by reason of such competition be entitled to injunctive relief in a court of appropriate jurisdiction. Executive and the Company acknowledge and agree that the business of the Company is global in nature, and that the terms of the non-competition agreement set forth herein shall apply on a worldwide basis, and shall specifically apply to each city and county in the State of California and each other state in the United States.

          6.3  Non-Solicitation of Customers and Suppliers.  During the
               -------------------------------------------
Term of this Agreement and for a period of two years thereafter, Executive shall not, directly or indirectly, influence or attempt to influence customers or suppliers of the Company or any of its subsidiaries or affiliates, to divert their business to any Competitor of the Company. The foregoing shall in no event preclude Executive from participating in the Permitted Businesses in accordance with Section 1.1 above.

          6.4  Non-Solicitation of Employees.  Executive recognizes that he
               -----------------------------
possesses and will possess confidential information about other employees of the Company relating to their education, experience, skills, abilities, compensation and benefits, and inter-personal relationships with customers of the Company. Executive recognizes that the information he possesses and will possess about these other employees is not generally known, is of substantial value to the Company in developing its business and in securing and retaining customers, and has been and will be acquired by him because of his business position with the Company. Executive agrees that, during the Term of this Agreement and for a period of two years thereafter, he will not, directly or indirectly, solicit or recruit any employee of the Company for the purpose of being employed by him or by any Competitor of the Company and that he will not convey any

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such confidential information or trade secrets about other employees of the
Company to any other person.

          7.   INDEMNIFICATION; D&O INSURANCE
               ------------------------------

               7.1  Indemnification.  The Company agrees that if Executive is
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made a party or is threatened to be made a party to any action, suit or proceeding by reason of the fact that he is or was a director, officer or employee of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or entity, he shall be indemnified by the Company to the fullest extent required or permitted by the Company's articles of incorporation and by-laws as in effect from time to time (but no less than as in effect as of the Effective Date), but only to the extent that such indemnification is then permitted by California law, against expenses, liabilities and losses reasonably incurred or suffered by Executive in connection therewith. Any expenses incurred by Executive in any action, suit or proceeding shall be paid by the Company in advance and on or prior to the date when payment of such expense is due. To the extent that Executive has personally paid any expenses which the Company would otherwise have been obligated to advance hereunder, the Company shall reimburse Executive for all expenses so paid within two business days after Executive provides proof of such payment to the Company.

               7.2  D&O Insurance.  During the Term, to the extent the Company
                    -------------
maintains a directors and officers insurance policy for any of its directors and officers, Executive shall be an insured thereunder on at least as favorable limits and terms.

          8.   SURVIVAL OF PROVISIONS.  The obligations contained in Subsections
               ----------------------
4.2, 4.3, 4.4, 4.5, 4.6, 6.1, 6.3 and 6.4 and Section 7 shall survive the termination or expiration of Executive's employment with the Company and shall be fully enforceable thereafter.

          9.   NOTICES.  All notices and other communications under this
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Agreement shall be in writing and shall be given by fax or first class mail, certified or registered with return receipt requested, and shall be deemed to have been duly given three (3) days after mailing or twenty-four (24) hours after transmission of a fax (at the individual's then current fax number) to the respective persons named below:

          If to Company:      Tarrant Apparel Group
                              3151 East Washington Boulevard
                              Los Angeles, CA  90023
                              Attn:  Chief Executive Officer

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          If to Executive:    Mr. Marshall Gobuty
                              c/o Marshall Gobuty International U.S.A., Inc. 6076 Bristol Parkway, Suite 106
                              Culver City, CA 90230
                              Fax: (818) 501-5835

          With a copy to:     Sheppard, Mullin, Richter & Hampton
                              333 South Hope Street, 48th Floor
                              Los Angeles, CA 90071
                              Attn: Lawrence M. Braun, Esquire
                              Telecopier: (213) 620-1398

Either party may change such party's address for notices by notice duly given pursuant hereto.

          10.  ATTORNEYS' FEES.  If any legal action is necessary to enforce the
               ---------------
terms and conditions of this Agreement, the prevailing party shall be entitled to recover all costs of suit and reasonable attorneys' fees.

          11.  ENTIRE AGREEMENT.  This Agreement constitutes the parties' entire
               ----------------
agreement with respect to the subject matter hereof and supersedes all prior statements or agreements, both written and oral.

          12.  ASSIGNMENT; SUCCESSORS.  This Agreement is personal in its nature
               ----------------------
and neither of the parties hereto shall, without the consent of the other, assign or transfer this Agreement or any rights or obligations hereunder; provided that, in the event of the merger, consolidation, transfer or sale of all or substantially all of the assets of the Company with or to any other individual or entity, this Agreement shall, subject to the provisions hereof, be binding upon and inure to the benefit of such successor and such successor shall discharge and perform all the promises, covenants, duties and obligations of the Company hereunder.

          13.  GOVERNING LAW; SUBMISSION TO JURISDICTION. This Agreement shall
               -----------------------------------------
be governed by and construed in accordance with the substantive and procedural laws of the State of California applicable to agreements made and to be performed entirely within such State. Each of the parties submits to the jurisdiction of any state or federal court sitting in Los Angeles, California, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each party also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the parties waives any defense of inconvenient forum to the maintenance

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of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other party with respect thereto. Any party may make service on any other party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 9 above. Each party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or at equity.

          14.  WITHHOLDING.  The Company shall make such deductions and withhold
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such amounts from each payment made to the Executive hereunder as may be required from time to time by law, governmental regulation or order.

          15.  HEADINGS.  Section headings in this Agreement are included herein
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for convenience of reference only and shall not constitute a part of this
Agreement for any other purpose.

          16.  WAIVER; MODIFICATION.  Failure to insist upon strict compliance
               --------------------
with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such term, covenant or condition, nor shall any waiver or relinquishment of, or failure to insist upon strict compliance with, any right or power hereunder at any one or more times be deemed a waiver or relinquishment of such right or power at any other time or times. This Agreement shall not be amended or modified in any respect except by a writing executed by each party hereto.

          17.  SEVERABILITY.  In the event that a court of competent
               ------------
jurisdiction determines that any portion of this Agreement is in violation of any statue or public policy, only the portions of this Agreement that violate such statute or public policy shall be stricken. All portions of this Agreement that do not violate any statute or public policy shall continue in full force and effect. Further, any court order striking any portion of this Agreement shall modify the stricken terms as narrowly as possible to give as much effect as possible to the intentions of the parties under this Agreement.

          18.  COUNTERPARTS.  This Agreement may be executed in several
               ------------
counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

          IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Executive has hereunto signed this Agreement, as of the date first above written.

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                              Company:

                              TARRANT APPAREL GROUP


                              By: /s/ Mark B. Kristof
                                  -----------------------------------
                                  Mark B. Kristof, Vice President


                              Executive:


                              /s/ Marshall Gobuty
                             ----------------------------------------
                                    MARSHALL GOBUTY

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